UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2015

LIBERTY PROPERTY TRUST

LIBERTY PROPERTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

Maryland Pennsylvania	1-13130 1-13132	23-7768996 23-2766549
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Chesterfield Parkway Malvern, PA	19355
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone, including area code: (610) 648-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2015, the Compensation Committee of the Board of Trustees of Liberty Property Trust adopted the Liberty Property Trust Senior Officer Severance Plan (the “Plan”), which amends and restates the Liberty Property Trust Management Severance Plan.  The Plan provides for payments and other benefits to each of the Company’s named executive officers (each, an “NEO” and, collectively, the “NEOs”), if (i) Liberty Property Trust or Liberty Property Limited Partnership (together, the “Company”) terminates the NEO’s employment without cause or (ii) the NEO terminates employment for “good reason,” in either case within six months before or two years following a change of control (the “Change of Control Period”).

Pursuant to the Plan, if, during the Change of Control Period, an NEO’s employment is terminated by the Company without cause or the NEO terminates his employment for “good reason,” the NEO will receive the following, provided that the NEO executes and does not revoke a general release and waiver of claims in favor of the Company and its affiliates:

•                                          a lump sum severance payment equal to a multiplier times the sum of (1) the NEO’s current annual base salary, plus (2) the NEO’s highest target annual incentive bonus during the Change of Control Period.  The applicable severance multipliers are 3.0x for the Company’s Chief Executive Officer and Chief Financial Officer, and 2.0x for the other NEOs.  These multipliers are essentially unchanged as compared to the multipliers used in the prior plan, which were 2.99x and 1.99x, respectively;

•                                          a lump sum payment representing a pro rata portion, through the date of termination, of the average annual cash incentive award paid to the NEO under the Company’s annual incentive compensation plan for the prior three fiscal years immediately preceding the NEO’s termination of employment;

•                                          a lump sum payment equal to one and one-half times the NEO’s monthly cost to continue medical and dental coverage under the Company’s applicable benefit plans for the NEO and the NEO’s spouse/domestic partner and dependents for 18 months, less the amount an active employee would pay for similar coverage;

•                                          a lump sum payment of $10,000 in lieu of continued coverage under the Company’s life insurance, accident and disability plans; and

•                                          all options, restricted shares, restricted share units and other equity compensation held by the NEO will automatically vest; provided that any performance-based equity compensation will vest based on target performance.

NEOs are no longer eligible under the Plan for an additional gross-up payment to cover any excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”).  If the payments and benefits otherwise payable to an NEO under the Plan or otherwise would constitute excess parachute payments within the meaning of Section 280G of the Code, then the Company will reduce such payments and benefits to an amount that would avoid any excise taxes under Section 4999 of the Code, provided that such reduction would provide the NEO with a greater net after-tax benefit than would no reduction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY PROPERTY TRUST

	By:	/s/ Herman C. Fala
Herman C. Fala
Secretary and General Counsel

LIBERTY PROPERTY
LIMITED PARTNERSHIP

	By:	Liberty Property Trust, its sole
General Partner

	By:	/s/ Herman C. Fala
Herman C. Fala
Secretary and General Counsel

Dated: October 6, 2015